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                                                                    EXHIBIT 23.1

                         CONSENT OF ERNST & YOUNG LLP

     We consent to the incorporation by reference in the Post-Effective Amendment No. 1 (Form S-8) to the Registration Statement (Form S-4 No. 333-00439) of IMC Global Inc. and the related Prospectuses of our report dated July 26, 1995, with respect to the consolidated financial statements of IMC Global Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP


Chicago, Illinois
March 1, 1996